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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 26, 1995, which appears on page 26 of the 1995 Annual Report to Shareholders of KLA Instruments Corporation, which is incorporated by reference in KLA Instruments Corporation's Annual Report on Form 10-K for the year ended June 30, 1995.

/s/ PRICE WATERHOUSE LLP
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Price Waterhouse LLP

San Jose, California
April 26, 1996